United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Act of 1934

January 6, 2016

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective January 6, 2016, Deltic Timber Corporation (“Deltic” or the “Company”) entered into a second amendment to the Company’s Second Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) with the consent of the lenders thereto. Pursuant to the Second Amendment to Second Amended and Restated Revolving Credit Agreement (the “Amendment”), dated as of December 30, 2015 and effective January 6, 2016, the Company exercised the first of its two options to extend the “Revolving Commitment Termination Date” of its Credit Agreement by one year.

SunTrust Bank remains a Lender, Issuing Bank, Swingline Lender, and the Administrative Agent for the other existing Lenders, which are: American AgCredit, PCA; JPMorgan Chase Bank, N.A.; Regions Bank; Wells Fargo Bank, N.A.; BancorpSouth Bank; Bank of America, N.A.; IBERIABANK; Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch; and Branch Banking and Trust Company. Under the Amendment, the following Lenders, each an “Extending Lender”, agreed to extend the “Revolving Commitment Termination Date” for their respective commitments under the Credit Agreement from November 17, 2019 to November 17, 2020: SunTrust Bank; American AgCredit, PCA; JPMorgan Chase Bank, N.A.; Regions Bank; BancorpSouth Bank; Bank of America, N.A.; IBERIABANK; and Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Second Amended and Restated Revolving Credit Agreement document, which is filed as Exhibit 10.34 hereto and is incorporated by reference into this report.

Item 2.03.	Creation of a Direct Financial Obligation

The information described above under “Item1.01. Entry into a Material Definitive Agreement” is hereby incorporated by this reference to Item 2.03. Creation of a Direct Financial Obligation.

Item 9.01.	Financial Statements and Exhibits

Included herein as Exhibit 10.34 is a copy of the Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 30, 2015 and effective January 6, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: January 7, 2016